UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 28, 2014

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 29, 2014, Magellan Health Services, Inc. (the “Company”) reported operating results for the quarter ended March 31, 2014 and updated its guidance for the full year.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated April 29, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e)

Magellan Health Services, Inc. (the “Company”) announced on April 29, 2014 that it will be moving its corporate headquarters to Scottsdale, Arizona. In connection with this change, the Company has determined that the position of Chief Financial Officer should be based in Arizona, and Jonathan N. Rubin, Chief Financial Officer, has decided that he will not be moving to Arizona.  As a result, the Company and Mr. Rubin agreed on April 28, 2014 to an amendment to his employment agreement (the “Amendment”) pursuant to which he will leave the Company. Mr. Rubin will remain employed with the Company for up to one year to assist in the transition to a Scottsdale, Arizona based Chief Financial Officer.  Pursuant to the Amendment, Mr. Rubin’s employment will be terminated without cause and containing other terms as generally follows:

1.              Mr. Rubin will remain employed with the Company at his current base compensation and benefits for up to one year to assist with the transition to the new Chief Financial Officer.

2.              He will receive a bonus equal to his target bonus for 2014 payable upon the termination of his employment.

3.              He will also receive a pro-rata target bonus payment for the period, if any, during which he is employed in 2015, payable upon the termination of his employment.

4.              His issued and outstanding stock options and restricted stock units (“RSUs”) that would have vested in March 2015 shall be eligible to vest without reference to any continuing employment requirement upon the earlier of termination of his employment or when such stock options would have vested in March 2015, provided that RSUs eligible to vest in 2015 will remain subject to the Company meeting the earnings per share and return on equity performance requirements as provided in such RSU grants, and shall vest only if such performance requirements are met either in the year required or in any permitted subsequent year as specified in the applicable RSU grant documents. In the event of a change in control of the Company (as defined in Mr. Rubin’s employment agreement-hereinafter a “Change in Control”) prior to the vesting of such stock options and RSUs that would have been eligible to vest in March 2015, such stock options and RSUs shall vest. Also, in the event that the Company enters into a Change in Control transaction during Mr. Rubin’s remaining employment, and any agreement regarding such transaction provides for the vesting of unvested stock options and RSUs of other employees of the Company, all of Mr. Rubin’s outstanding stock options and RSUs at the time such Change of Control agreement is signed shall vest upon the completion of any such transaction.

5.              Mr. Rubin will receive a discretionary Supplemental Accumulation Plan contribution of 11% in March 2015.

6.              The covenants contained in Mr. Rubin’s Employment Agreement regarding confidentiality, non-competition, non-solicitation and non-solicitation of employees shall extend until the later of 12 months from the date of termination of his employment or December 31, 2015.

7.              Mr. Rubin will be entitled to severance and other payments upon a termination of employment without cause as provided in his Employment Agreement, except as amended by the Amendment.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:                                    Not applicable.

(b)  Pro forma financial information:                                         Not applicable.

(d)                                 Exhibits:

Exhibit Number	Description
10.1	Employment agreement, as amended and restated, dated April 28, 2014, between the Company and Jonathan Rubin.
99.1	Registrant’s press release dated April 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: April 29, 2014	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer